UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2016

TRANSOCEAN PARTNERS LLC

(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	001-36584	66-0818288
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

40 George Street
London
England
United Kingdom	W1U 7DW
(Address of principal executive offices)	(zip code)

Registrant's telephone number, including area code: + 44 20 3675 8410

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction А.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐Pre-commencement communications pursuant to Rule 13е-4(с) under the Exchange Act (17 CFR 240.1 3е-4(с))

Item 8.01. Other Events.

On August 2, 2016, the Company issued a press release announcing that the Board of Directors declared the minimum quarterly distribution for the three months ended June 30, 2016. The distribution is $0.3625 per unit, or approximately $25 million based upon the number of currently outstanding units. The Company will pay the quarterly distribution in accordance with the following schedule:

August 11, 2016 - Ex-Dividend Date

August 15, 2016 - Record Date

August 24, 2016 - Payment Date

The Company's press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. Statements regarding the proposed distribution and timing of distribution payment dates, as well as any other statements that are not historical facts, are forward-looking statements that involve certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Number	Description

99.1	Press Release Announcing Quarterly Distribution

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN PARTNERS LLC

Date: August 2, 2016	By:	/s/ Raoul F. Dias
Raoul F. Dias
Authorized Person

Index to Exhibits

Number	Description

99.1	Press Release Announcing Quarterly Distribution